     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 1999

                                                REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------

     SAI DEFERRED COMPENSATION HOLDINGS, INC.                                          AMERICAN INTERNATIONAL GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)                    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                                                     DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

              13-4045355                                                                         13-2592361
(I.R.S. EMPLOYER IDENTIFICATION NO.)                                               (I.R.S. EMPLOYER IDENTIFICATION NO.)

          70 PINE STREET, NEW YORK, NEW YORK 10270                              70 PINE STREET, NEW YORK, NEW YORK 10270
                      (212) 770-7000                                                         (212) 770-7000
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
  AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)                  AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                               KATHLEEN E. SHANNON
                       AMERICAN INTERNATIONAL GROUP, INC.
                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                       APPROXIMATE DATE OF COMMENCEMENT OF
                    PROPOSED SALE TO THE PUBLIC: From time to
                      time after the effective date of this
                             Registration Statement.

                             ----------------------

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                               Proposed         Proposed
                                                                                Maximum         Maximum
                                                                               Offering         Aggregate          Amount of
               Title of Each Class of                  Amount to be            Price Per        Offering          Registration
          Securities to be Registered (1)               Registered             Unit (2)        Price (2)              Fee
--------------------------------------------------  -------------------  -----------------  ------------------  --------------------
Deferred Compensation Obligations.................     $200,000,000              100%         $200,000,000          $55,600
--------------------------------------------------  -------------------  -----------------  ------------------  --------------------
Guarantee (3)

================================================================================

(1) The Deferred Compensation Obligations are unsecured obligations of SAI Deferred Compensation Holdings, Inc. to pay deferred compensation in the future in accordance with the terms of the Amended and Restated Registered Representatives' Deferred Compensation Plan. Payment of the Deferred Compensation Obligations will be fully and unconditionally guaranteed by American International Group, Inc.

(2) Estimated solely for the purpose of determining the registration fee.

(3) No additional fee is required for the guarantee pursuant to Rule 457(n).

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                  $200,000,000
                        DEFERRED COMPENSATION OBLIGATIONS
                                       OF
                    SAI DEFERRED COMPENSATION HOLDINGS, INC.
                                 UNCONDITIONALLY
                           GUARANTEED AS TO PAYMENT BY
                       AMERICAN INTERNATIONAL GROUP, INC.



        Under the Amended and Restated Registered Representative's Deferred Compensation Plan, you may defer receipt of all or a portion of your commissions and other advisory fees. While deferred, these commissions and fees are treated as if they were invested in the valuation funds selected by you. However, you have no direct interest in any of these valuation funds.

        SAI Deferred Compensation Holdings, Inc. ("SAI") is obligated to repay your deferred compensation in accordance with the Plan, and AIG has fully and unconditionally guaranteed SAI's payment obligation. The obligations of SAI and AIG under the Plan and the guarantee, respectively, are not secured and represent general obligations of SAI and AIG.

        Neither SAI nor AIG will receive any proceeds from the issuance of the deferred compensation obligations or the guarantee.

        SEE RISK FACTORS ON PAGE 6 FOR CERTAIN INFORMATION THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THE PLAN.

                                  -------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
          COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
           DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS      , 1999.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Where You Can Find More Information........................................   4
Consolidated Ratios of Earnings to Fixed Charges...........................   5
Risk Factors...............................................................   6
Description of Deferred Compensation Obligations...........................   6
Description of Guarantee...................................................  10
Certain Federal Income Tax Consequences ...................................  10
Plan of Distribution.......................................................  10
Validity of the Securities.................................................  10
Experts....................................................................  11

You should rely only on the information contained or incorporated by reference in this Prospectus. Neither SAI nor American International Group, Inc. ("AIG") has authorized anyone to provide you with information different from that contained in this Prospectus. SAI and AIG are offering to sell the Deferred Compensation Obligations and the related Guarantee only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of the Deferred Compensation Obligations.

                       WHERE YOU CAN FIND MORE INFORMATION

         AIG files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any documents AIG files at the SEC's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. AIG's SEC filings are also available to the public on the SEC's web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which AIG's common stock is listed.

         The SEC allows AIG to "incorporate by reference" the information AIG files with them, which means that AIG can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that AIG files with the SEC will automatically update and supersede this information as well as the information included in this Prospectus. AIG incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") until all the Deferred Compensation Obligations are sold. This Prospectus is part of a registration statement AIG and SAI filed with the SEC.

-        Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

- Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

- Current Reports on Form 8-K dated February 10, 1998, August 20, 1998, August 24, 1998 and October 22, 1998.

         You may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this Prospectus), at no cost, by writing or telephoning us at the following address:

                        American International Group, Inc.
                        Director of Investor Relations
                        70 Pine Street
                        New York, New York 10270
                        (212) 770-7074

            SAI is a wholly-owned subsidiary of AIG. In light of the full and unconditional guarantee of AIG of the Deferred Compensation Obligations, no information concerning SAI has been provided in this Prospectus.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

            The following table sets forth the historical ratios of earnings to fixed charges of AIG and its consolidated subsidiaries for the periods indicated:

           Nine months ended
             September 30,                                                     Years ended December 31
----------------------------------------     ---------------------------------------------------------------------------------------
    1998                    1997                 1997                1996                1995                1994               1993
------------         -------------------     -------------       ------------       --------------       ------------       --------
    3.66                    3.52                 3.50                3.41                3.27                3.05               3.10

            Earnings represent income from operations before income taxes, adjustments for minority interest, and the cumulative effect of accounting changes for the year ended December 31, 1993, plus fixed charges (other than capitalized interest), amortization of capitalized interest and the distributed income of equity investees less the minority interest in pre-tax income of subsidiaries that do not have fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt issuance costs and one third of rental expense, which management of AIG believes is representative of the interest factor. The cumulative effect of accounting changes for the year ended December 31, 1993, pertains to the adoption of accounting pronouncements by minority-owned reinsurance operations in 1993 relating to post-retirement benefits (FASB 106) and income taxes (FASB 109) and amounts to approximately $20.7 million.

                                  RISK FACTORS

            A decision to participate in the Amended and Restated Registered Representatives' Deferred Compensation Plan (the "Plan") involves certain risks. You should carefully consider the following information, as well as the other information included or incorporated by reference in this Prospectus, in considering whether to participate in the Plan.

FLUCTUATION IN VALUE OF DEFERRED COMPENSATION OBLIGATIONS; NO PRINCIPAL
PROTECTION

            The value of your deferred compensation is indexed to the performance of the valuation funds selected by you. You may change your valuation fund selections only four times a year. These funds may go up or down in value, and the value of your deferred compensation will correspondingly increase or decrease. Because you may change your valuation fund selections only once each quarter, you may be unable to change your selections in order to limit your exposure to a previously selected mutual fund. Further, even if you decrease your deferred compensation to zero, the amount of compensation that you have already deferred will continue to increase or decrease corresponding to your valuation fund selections until your Accounts are paid out in full. Your Accounts may not be paid out for an extended period of time. See "Description of Deferred Compensation Obligations -- Payment of Earnings." Other than with respect to interest, as described under "Description of Deferred Compensation Obligations -- Interest," the Plan does not guarantee a minimum rate of return. As a result, you may lose your entire investment in the Plan.

NO RECOMMENDATION AS TO INVESTMENT FUNDS

            You may index your deferred compensation to a number of valuation funds as described under "Description of Deferred Compensation Obligations -- The Deferred Earnings." Neither AIG nor SAI makes any recommendation as to which valuation funds you should select or how much deferred compensation that you should index to any particular valuation fund. You must do your own analysis of the risks and benefits from selecting a particular valuation fund. You also must determine which valuation funds are a suitable investment for you based on your investment and other objectives. You are encouraged to carefully review the prospectus relating to each valuation fund that you select.

NO OWNERSHIP OF UNDERLYING FUNDS; NO INTEREST IN HEDGING TRANSACTIONS

            Your deferred compensation is indexed to the value of the valuation funds selected by you. Your deferred compensation is not invested in the funds by SAI on your behalf. Your sole recourse for repayment under the Plan is to SAI, as the issuer of the Plan, and AIG under its guarantee.

            The Plan does not require AIG or SAI to hedge their exposure under the Plan by purchasing interests in the valuation funds. However, AIG and SAI may hedge their exposure under the Plan through purchasing or selling interests in the underlying valuation funds, or purchasing or selling derivative or other instruments. No participant in the Plan has any interest in the profits (or losses) arising from these hedging activities, and AIG or SAI may profit from these activities while the value of your deferred compensation may decline. Further, these activities may adversely affect the value of the underlying valuation funds.

                DESCRIPTION OF DEFERRED COMPENSATION OBLIGATIONS

GENERAL

            In connection with the acquisition of SunAmerica Inc. by AIG, SAI has assumed SunAmerica's obligations under the Plan, and AIG has fully and unconditionally guaranteed SAI's payment obligations under the Plan.

            The purpose of the Plan is to (1) attract and retain individuals to become licensed with certain broker/dealer subsidiaries of AIG to market the financial products offered for sale by those broker/dealer subsidiaries and (2) assist in the representatives' long range financial planning by offering an alternative for investing monthly commission and fee payments (collectively, the "Earnings") on a tax-deferred basis.


PARTICIPATION

            Enrollment in the Plan is on a voluntary basis. Representatives will be eligible to participate in the Plan on the first day of any month after the representative has been licensed with Advantage Capital Corporation, Royal Alliance Associates, Inc., SunAmerica Securities, Inc., FSC Securities Corporation, Spelman & Co., Inc., Sentra Securities Corporation or any additional broker-dealer subsidiaries added to the Plan by SAI (each a "Broker/Dealer Subsidiary" and collectively, the "Broker/Dealer Subsidiaries") for three full months unless earlier participation is permitted by the President of the relevant Broker/Dealer Subsidiary. Once a representative becomes eligible to participate, he or she will remain eligible to participate in the Plan until it is amended or terminated or until such representative is no longer affiliated with a Broker/Dealer Subsidiary.

THE DEFERRED EARNINGS

            Under the Plan, each Broker/Dealer Subsidiary will offer its respective representatives an opportunity to enter into agreements for the deferral of a specified percentage of such representatives' Earnings. Each representative participating in the Plan (a "Participant") will execute a Deferred Compensation Agreement (the "Agreement") and an Enrollment/Change Form which, collectively, will set forth the obligations of the Participant and SAI with respect to the Plan.

            SAI's obligation to make payments under the Plan will constitute general unsecured obligations of SAI, which will rank pari passu with all other unsecured and unsubordinated indebtedness of SAI from the time outstanding.

            The amount of Earnings to be deferred by each Participant will be determined in accordance with the Plan, based on the election by each Participant. Participants may elect to defer from 1% to 100% of his or her respective Earnings. Each Participant may change the amount of Earnings to be deferred one time per calendar year. However, a Participant may reduce his or her deferral amount to zero at any time during the year, which change will become effective as soon as is administratively possible but thereafter Participant may not defer any Earnings under the Plan for 12 full months.

            Two deferral accounts (the "Accounts") will be created for each Participant. One account, the "Fund Account," will be solely for the purpose of determining the value of the deferred Earnings. The other Account, the "Interest Account," will be solely for the purpose of keeping track of the interest earned on the deferred Earnings. A Participant's deferred Earnings will be credited to the Participant's Accounts within three business days of the date the Earnings otherwise would have been paid. Earnings in the Fund Account will be indexed to one or more investment options selected by each Participant from a list of available investment funds (the "Valuation Funds"). The value of each Participant's Fund Account will be adjusted to reflect the investment experience, whether positive or negative, of the Valuation Fund(s) selected by the Participant. Participants may change the Valuation Fund(s) used to measure the value of the Fund Account four times per year. Because the value of the Fund Account and therefore the deferred Earnings will vary with the investment experience of the Valuation Fund(s) selected by Participant, participation in the Plan entails investment risk which will be borne solely by Participant. Neither AIG nor SAI makes any representation as to the investment performance of any Valuation Fund. See "Risk Factors -- Fluctuation in Value of Deferred Compensation Obligations; No Principal Protection."

            The currently available Valuation Funds are the following retail mutual funds, and investment portfolios: the SunAmerica Money Market Fund, the SunAmerica U.S. Government Securities Fund, the SunAmerica Balanced Assets Fund, the SunAmerica Small Company Growth Fund, the Style Select Series Aggressive Growth Portfolio, the Style Select Series Mid-Cap Growth Portfolio, the Style Select Series Value Portfolio, the Style Select Series International Equity Portfolio, the Style Select Series Large-Cap Growth Portfolio, the Style Select Series Large-Cap Blend Portfolio, the Style Select Series Large-Cap Value Portfolio, the Style Select Series Small-Cap Value Portfolio, the Style Select Series Focus Portfolio and the "Dogs" of Wall Street Fund. Each Valuation Fund's investment objective is stated below:

            (1) The SunAmerica Money Market Fund seeks high current income consistent with liquidity and stability by investing primarily in high quality money market instruments.

            (2) The SunAmerica U.S. Government Securities Fund seeks high current income by investing primarily in fixed income securities.

            (3) The SunAmerica Balanced Assets Fund seeks to conserve principal by maintaining a balanced portfolio of stocks and bonds.

            (4) The SunAmerica Small Company Growth Fund seeks capital appreciation by investing primarily in equity securities.

            (5) The Style Select Series Aggressive Growth Portfolio seeks long-term growth of capital by investing generally in equity securities of small and medium-sized companies.

            (6) The Style Select Series Mid-Cap Growth Portfolio seeks long-term growth of capital by investing generally in equity securities of medium-sized companies.

            (7) The Style Select Series Value Portfolio seeks long-term growth of capital by investing in equity securities using a "value" style of investing.

            (8) The Style Select Series International Equity Portfolio seeks long-term growth of capital by investing in equity securities of issuers in countries other than the United States.

            (9) The Style Select Series Large-Cap Growth Portfolio seeks long-term growth of capital by investing generally in equity securities of large-sized companies.

            (10) The Style Select Series Large-Cap Blend Portfolio seeks long-term growth of capital and a reasonable level of current income by investing generally in equity securities of large-sized companies.

            (11) The Style Select Series Large-Cap Value Portfolio seeks long-term growth of capital by investing in equity securities of large-sized companies using a "value" style of investing.

            (12) The Style Select Series Small-Cap Value Portfolio seeks long-term growth of capital by investing in equity securities of small-sized companies using a "value" style of investing.

            (13) The Style Select Series Focus Portfolio seeks long-term growth of capital by investing generally in equity securities.

            (14) The "Dogs" of Wall Street Fund seeks total return (including capital appreciation and current income) through a passively managed strategy involving the annual selection of thirty high dividend yielding common stocks from the Dow Jones Industrial Average and the broader market.

            SAI reserves the right to terminate the availability of any Valuation Fund and add additional Valuation Funds at any time.

            Participants do not have any right, title or interest in or to any funds in the Accounts. All funds in the Accounts are a part of the general funds of SAI and Participants have no property interest therein or in any Valuation Funds or in any specific assets of SAI. See "Risk Factors -- No Ownership of Underlying Funds; No Interest in Hedging Transactions." No interest of any Participant in the Plan may be alienated, sold, assigned, pledged, encumbered or otherwise hypothecated, except by the laws of descent and distribution or as otherwise permitted by the terms of the Plan.

            The obligation of SAI to pay to each Participant the value of the Accounts is not convertible into any other security of SAI or AIG. The Plan does not contain any covenant or restriction on the business of SAI or AIG. In particular, neither the Plan nor the Guarantee contains any provision limiting or preventing AIG's ability to enter into a merger, consolidation or other business combination or to effect a restructuring.

INTEREST

            The amount of the initially deferred Earnings will bear interest at 2.75% per annum. Interest will accrue on the initial amount of deferred Earnings and not on the value of the Fund Account. Interest will be calculated on the basis of a year of twelve-30 day months.

            In certain circumstances amounts payable from the Fund Account may be offset by amounts payable under the Interest Account. See "Payment of Earnings."

PAYMENT OF EARNINGS

            The Accounts are not subject to redemption, in whole or in part, prior to the payment date selected by Participant, except upon termination of the independent contractor relationship with the Broker/Dealer Subsidiary, or upon the death, permanent disability or retirement of Participant. The Accounts will be paid out in ten annual installments unless Participant selects an optional payment schedule. If (1) Participant's independent contractor relationship with the Broker/Dealer Subsidiaries is terminated; (2) Participant accepts employment or establishes a contractual relationship with a competitor of AIG or any Broker-Dealer Subsidiary; (3) Participant dies; or (4) the value of the Accounts is $3500 or less on a required valuation date after an event giving rise to the right of distribution occurs, then the Accounts will be paid out in a lump sum. Each Participant may designate a beneficiary to receive distributions from the Accounts in the event of Participant's death.

            The amount to be paid under the Plan on any payment date will equal the sum of (i) the amount in the Fund Account relating to such payment plus (ii) the amount in the Interest Account relating to such payment less (iii) an amount equal to the appreciation, if any, in the Fund Account up to the amount of interest accrued with respect to such payment in the Interest Account, but in no event more than the amount of such appreciation.

TAXES AND WITHHOLDINGS

            Any payment under the Plan will be subject to withholding of all applicable taxes. If SAI or AIG should become obligated to make a tax payment with respect to any Participant's Account, SAI and AIG will have the right to make such payment on behalf of the Participant.

            SAI and AIG will have the full right to set-off any obligation of a Participant owing to them or any Broker/Dealer Subsidiary against amounts owing to Participant under the Plan.

AMENDMENT AND TERMINATION

            SAI may amend or terminate the Plan at any time, with or without notice. However, no amendment or termination may adversely affect the right of a Participant to receive the value of his or her Accounts. Upon termination of the Plan, all Accounts will be paid out in a manner specified by the Committee (as defined below under "Administration").

ADMINISTRATION

            A management committee (the "Committee") will be created to administer the Plan to Participants. The Committee will be comprised of any five
(5) officers of AIG or any subsidiary of AIG as selected by the Chairman, the President or any Vice Chairman of AIG. The Committee will interpret and administer the Plan and the Agreements. The Committee's interpretations and constructions of the Plan and the Agreements will be binding and conclusive on all Participants, SAI and AIG.

                            DESCRIPTION OF GUARANTEE

            The Deferred Compensation Obligations of SAI will be fully and unconditionally guaranteed by AIG pursuant to a guarantee (the "Guarantee"). The Guarantee constitutes a general unsecured obligation of AIG which ranks pari passu with all of AIG's other unsecured and unsubordinated indebtedness.

            AIG's obligation under the Guarantee will constitute a guarantee of payment and not of collection. A Participant may enforce such obligation directly against AIG, and AIG waives any right or remedy to require that any action be brought against SAI or any other person or entity before proceeding against AIG. Such obligation will not be discharged except by payment of the Guarantee in full.

            The Guarantee does not include any covenant or restriction on the business of AIG. In particular, the Guarantee does not contain any provision that limits or prevents AIG from entering into a merger, consolidation or other business combination or to effect a restructuring.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

            The material federal income tax consequences of participating in the Plan are described below, and are based upon an analysis of the present provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder and the assumption that Participants in the Plan receive remuneration from SAI for services provided as independent contractors. A Participant may also be subject to state and local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he or she works and/or resides. THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE COMPLETE; EACH PARTICIPANT IS URGED TO CONSULT HIS OR HER PERSONAL TAX ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES TO SUCH PARTICIPANT OF PARTICIPATING IN THE PLAN.

            In the opinion of Sullivan & Cromwell, counsel to SAI, Participants will not be subject to federal income tax at the time of deferral of Earnings under the Plan. All deferred Earnings credited under the Plan to a Participant's Accounts will be on a tax-deferred basis, and such Participant will not be subject to tax on any amounts credited to such Accounts until such amounts are distributed or made available to such Participant. A Participant will realize taxable compensation income in an amount equal to any amount distributed, including any appreciation in the Fund Account, to a Participant under the Plan, and will be subject to self-employment taxes (SECA taxes) in respect of any such distributed amounts. The payout schedule elected by a Participant may affect the aggregate amount of taxes (including SECA taxes) payable in respect of distributed amounts. Each Participant should consult with his or her own tax advisor as to the impact of selecting a particular payout schedule. See "Description of Deferred Compensation Obligations -- Payout of Earnings." SAI generally will be entitled to a tax deduction in respect of any amounts distributed under the Plan at the time of distribution.

                              PLAN OF DISTRIBUTION

            The Deferred Compensation Obligations and related Guarantee will be offered by each Broker/Dealer Subsidiary to its eligible employees. No agents, underwriters or dealers will be used in connection with such offering.

                           VALIDITY OF THE SECURITIES

            The validity of the Deferred Compensation Obligations will be passed upon for SAI by Sullivan & Cromwell, Los Angeles, California. M. Bernard Aidinoff, Director of AIG, is Senior Counsel to Sullivan & Cromwell and beneficially owns 20,958 shares of AIG common stock and options to purchase 28,125 shares of AIG common stock. Partners of Sullivan & Cromwell involved in the representation of AIG beneficially own approximately 3,735 shares of AIG common stock. The validity of the Guarantee will be passed upon by Kathleen E. Shannon, Esq., Associate General Counsel of AIG. Ms. Shannon is regularly employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of common stock of AIG and currently beneficially owns less than 1% of the shares of outstanding common stock of AIG.

                                     EXPERTS

            The consolidated financial statements of AIG and its subsidiaries and the related financial statement schedules included in its Annual Report on Form 10-K for the year ended December 31, 1997, incorporated herein by reference, are so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

         SEC registration fee                      $55,600
         Photocopying and printing                 $15,000
         Legal fees and expenses                   $35,000
         Fees of accountants                       $ 5,000
         Miscellaneous                             $14,400
                 Total                            $125,000

                                  -------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Restated Certificate of Incorporation of AIG (the "Certificate") provides that AIG shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG. Section 6.4 of AIG's By-laws contains a similar provision.

            The Certificate also provides that a director will not be personally liable to AIG or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such an exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (the "GCL").

            Section 145 of the GCL, permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of AIG or SAI in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of AIG or SAI. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

            SAI's Certificate of Incorporation provides that SAI will indemnify all persons that it may indemnify under Section 145 of the GCL to the maximum extent permitted by Section 145. The By-laws of SAI contain provisions that implement the provisions of the Certificate of Incorporation.

            In addition, AIG and SAI maintain a directors' and officers' liability insurance policy.

ITEM 16.  LIST OF EXHIBITS

Exhibit

 4.1        Registered Representatives' Deferred Compensation Plan
 4.2        Form of Deferred Compensation Agreement
 4.3        Form of Guarantee of American International Group, Inc.
 5.1        Opinion of Sullivan & Cromwell, Los Angeles, California
 5.2        Opinion of Kathleen E. Shannon, Esq.
 8.1        Tax Opinion of Sullivan & Cromwell, New York, New York
12.1        Statement re:  Computation of ratio of earnings to fixed charges
23.1        Consent of PricewaterhouseCoopers LLP

23.2 Consent of Sullivan & Cromwell, Los Angeles, California (included with Exhibit 5.1)
23.3        Consent of Kathleen E. Shannon, Esq.  (included with Exhibit 5.2)
24.1        Powers of Attorney for SAI and AIG (included on signature pages)



ITEM 17.  UNDERTAKINGS

            The undersigned registrants hereby undertake:

            (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section
            10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
            arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                        (iii) To include any material information with respect
            to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by AIG pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                        (2) That, for the purpose of determining any liability
            under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a
            post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of AIG's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of March, 1999.

                                        SAI DEFERRED COMPENSATION HOLDINGS, INC.


                                        By: /S/ Howard I. Smith
                                           ------------------------------------
                                             Howard I. Smith
                                             President

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Win J. Neuger and Howard I. Smith his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including pre-effective and post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

            This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which, when taken together shall constitute one instrument.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                     Signature                             Title                                Date
                     ---------                             -----                                ----

                  /S/ Howard I. Smith
                -----------------------
                   Howard I. Smith                 President and Director                 March 10, 1999
                                                   (Principal Executive,
                                                  Financial and Accounting
                                                          Officer)
                 /S/ Robert P. Jacobson
                ----------------------
                 Robert P. Jacobson                       Director                        March 10, 1999



                ----------------------
                    Win J. Neuger                         Director

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of March, 1999.

                                        AMERICAN INTERNATIONAL GROUP, INC.


                                        By: /S/ M.R. Greenberg
                                           -------------------------------------
                                            M.R. Greenberg
                                            Chairman

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M.R. Greenberg, Edward E. Matthews and Howard I. Smith his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including pre-effective and post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which, when taken together shall constitute one instrument.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                     Signature                                Title                                   Date
                     ---------                                -----                                   ----

/S/ M.R. Greenberg
-------------------------
(M.R. Greenberg)                                    Chairman, Chief Executive                  March 10, 1999
                                                      Officer, and Director
                                                  (Principal Executive Officer)
/S/ Howard I. Smith
-------------------------
(Howard I. Smith)                                    Executive Vice President                  March 10, 1999
                                                           and Director
                                                    (Principal Financial and)
                                                        Accounting Officer
/S/ M. Bernard Aidinoff
-------------------------
(M. Bernard Aidinoff)                                        Director                          March 10, 1999


/S/ Pei-yuan Chia
-------------------------
(Pei-yuan Chia)                                              Director                          March 10, 1999


                     Signature                     Title                                         Date
                     ---------                     -----                                         ----


--------------------------
(Marshall A. Cohen)                               Director


/S/ Barber B. Conable, Jr.
--------------------------
(Barber B. Conable, Jr.)                          Director                                March 10, 1999


/S/ Martin S. Feldstein
--------------------------
(Martin S. Feldstein)                             Director                                March 10, 1999


--------------------------
(Leslie L. Gonda)                                 Director


/S/ Evan G. Greenberg
--------------------------
(Evan G. Greenberg)                               Director                                March 10, 1999


--------------------------
(Carla A. Hills)                                  Director


/S/ Frank J. Hoenemeyer
--------------------------
(Frank J. Hoenemeyer)                             Director                                March 10, 1999


/S/ Edward E. Matthews
--------------------------
(Edward E. Matthews)                              Director                                March 10, 1999


--------------------------
(Dean P. Phypers)                                 Director


/S/ Thomas R. Tizzio
--------------------------
(Thomas R. Tizzio)                                Director                                March 10, 1999


/S/ Edmund S.W. Tse
--------------------------
(Edmund S.W. Tse)                                 Director                                March 10, 1999


/S/ Frank G. Wisner
--------------------------
(Frank G. Wisner)                                 Director                                March 10, 1999


--------------------------
(Eli Broad)                                       Director


--------------------------
(Jay S. Wintrob)                                  Director

                                  EXHIBIT INDEX

Exhibit

 4.1        Registered Representatives' Deferred Compensation Plan

 4.2        Form of Deferred Compensation Agreement

 4.3        Form of Guarantee of American International Group, Inc.

 5.1        Opinion of Sullivan & Cromwell, Los Angeles, California

 5.2        Opinion of Kathleen E. Shannon, Esq.

 8.1        Tax Opinion of Sullivan & Cromwell, New York, New York

12.1        Statement re:  Computation of ratio of earnings to fixed charges

23.1        Consent of PricewaterhouseCoopers LLP

23.2 Consent of Sullivan & Cromwell, Los Angeles, California (included with Exhibit 5.1)

23.3        Consent of Kathleen E. Shannon, Esq. (included with Exhibit 5.2)

24.1        Powers of Attorney for SAI and AIG (included on signature pages)